UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – February 8, 2014

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices) (Zip code)

(315) 331-7742

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of John Carlton Johnson To Board of Directors

On February 8, 2014, the board of directors of IEC Electronics Corp. (the “Company”) elected John Carlton Johnson to fill a vacancy on the board of directors, effective February 11, 2014. Mr. Johnson will be a party to the same compensation arrangements as apply to the other independent directors of the Company as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 27, 2013. Consistent with the annual restricted stock grants made to the other non-employee directors of the Company, on February 11, 2014 Mr. Johnson received a restricted stock award with a grant date value equal to $25,000 (or 6068 shares, based on the closing price of the Company’s stock on the NYSE MKT on February 11, 2014). The award will vest 33%, 34% and 33%, respectively, on the first three anniversaries of the grant date. Mr. Johnson will serve as a member of the Compensation Committee of the Board of Directors.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

On February 13, 2014, the Company issued a press release announcing the appointment of John Carlton Johnson to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Information and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1 Press Release issued by the Company on February 13, 2014

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC ELECTRONICS CORP.
(Registrant)

Date: February 13, 2014	By:	/s/ Vincent A. Leo
Vincent A. Leo
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release issued by the Company on February 13, 2014